Exhibit 32

U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Reed’s Inc. (the Company) on Form 10-QSB for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), Christopher J. Reed, Chief Executive Officer and President of the Company, and David M. Kane, Chief Financial Officer of the Company each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Reeds, Inc.

/s/ Christopher J. Reed
Christopher J. Reed Chief Executive Officer, President November 13, 2007

/s/ David M. Kane
David M. Kane Chief Financial Officer and Principal Accounting Officer November 13, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Reed’s, Inc. and will be retained by Reed’s, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.